Exhibit 11.a

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 33 to the Registration Statement of First American Investment Funds, Inc. on Form N-1A, under the Securities Act of 1933, of our report dated September 12, 1997, relating to the Qualivest Small Companies Value Fund and Qualivest International Opportunities Fund, included in the Statement of Additional Information and to the reference to us under the caption "Financial Highlights" in such Registration Statement.


DELOITTE & TOUCHE LLP
/s/ DELOITTE & TOUCHE LLP

Dayton, Ohio
November 20, 1997